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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 24, 2000
(except Note 2--Stock Splits, as to which the date is April   , 2000) in the
Registration Statement (Form S-1) and related Prospectus of ThruPoint, Inc. for the registration of its common stock.

New York, New York

                            ------------------------

    The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 2--Stock Splits to the consolidated financial statements.

                                          /s/ Ernst & Young LLP

New York, New York
April 19, 2000